UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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MGP Ingredients, Inc.
(Name of Registrant as Specified In Its Charter)

Karen Seaberg Laidacker M. Seaberg Cloud L. Cray, Jr. Cray Family Management LLC Cray MGP Holdings LP John P. Bridendall M. Jeannine Strandjord
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 12, 2013, the Atchison Globe published a news article related to MGP Ingredients, Inc. (the “Company”) and the solicitation of proxies by Karen Seaberg, Laidacker M. Seaberg, Cloud L. Cray, Jr., Cray Family Management LLC, Cray MGP Holdings LP, John P. Bridendall and M. Jeannine Strandjord (the “Participants”) for the Company’s 2013 Annual Meeting of Stockholders, and any adjournments, postponements, continuations or rescheduling thereof (the “2013 Annual Meeting”).  In that news article, Karen Seaberg is quoted saying “I got a call from a competitor that [Tim Newkirk, the CEO of MGP Ingredients, Inc.] was going to visit” and “[t]hat pretty much was the last straw.”  The article quotes Ms. Seaberg saying that “[w]e believe in the strategy.”  “It’s good,” she is quoted as saying, “[w]e’re just unhappy with the management.”  Ms. Seaberg is also quoted as saying, “This is a closely held company in such a small share base. […] We do feel that the bulk of the stock supports us.”

On June 29, 2013, the Atchison Globe published another news article on the same topic.  In that news article, Ms. Seaberg is quoted saying “I think what this is about is entrenchment and delay.”  The article quotes Ms. Seaberg as saying “Current directors and officers want to put off the annual shareholders’ meeting as long as they can before the shareholders can get their say on the issues my family has raised in its Proxy Statement.”  Describing the proposal presented in the Participants’ Definitive Proxy Statement as Proposal 4, Confidential Voting, Ms. Seaberg is quoted saying, “We don’t want [Mr. Newkirk] to retaliate.”  Ms. Seaberg is quoted saying, “He’s shown in the past that he will retaliate against those who disagree with him.”

ON JULY 10, 2013, THE PARTICIPANTS FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS FROM THE STOCKHOLDERS OF THE COMPANY FOR USE AT THE 2013 ANNUAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION RELATING TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT IS AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. THE PARTICIPANTS’ DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WERE FIRST SENT TO HOLDERS OF THE COMPANY’S COMMON STOCK AND PREFERRED STOCK ON OR ABOUT JULY 12, 2013.